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                                                                    EXHIBIT 23.1

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of Nu-kote Holding, Inc. on Form S-8 (File No. 333-13093, File No. 33-60326, File No. 33-69708 and File No. 33-97376) of our reports dated July 31, 1997 on our audits of the consolidated financial statements and financial statement schedule of Nu-kote Holding, Inc. and Subsidiaries as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, which reports are included in this Annual Report on Form 10-K.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
July 31, 1997